Exhibit 10.2

Execution Version

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”) is entered into as of August 13, 2019 by and among:

(i) CBS Corporation (“CBS”);

(ii) Viacom Inc. (“Viacom”);

(iii) each of National Amusements, Inc. (“NAI”) and NAI Entertainment Holdings LLC (“NAIEH”);

(iv) The Sumner M. Redstone National Amusements Trust u/d/t dated June 28, 2002, as amended (the “Trust”);

(v) Sumner M. Redstone (“SMR”), individually, on behalf of his unborn and unascertained descendants and in his capacities as Chairman Emeritus of CBS, Chairman Emeritus of Viacom, an officer, director and, through the Trust, direct or indirect stockholder of NAI, an officer, manager and, through the Trust, direct or indirect member of NAIEH and settlor, beneficiary and trustee of the Trust;

(vi) Shari E. Redstone (“SER”), individually, on behalf of her unborn and unascertained descendants and in her capacities as a director and Non-Executive Vice Chair of CBS, director and Non-Executive Vice Chair of Viacom, an officer, director and, through a trust, direct or indirect stockholder of NAI and an officer and manager of NAIEH and future trustee of the Trust;

(vii) David R. Andelman (“Andelman”), individually and in his capacities as a director of NAI, a manager of NAIEH and a trustee of the Trust;

(viii) Jill Krutick (“Krutick”), individually and in her capacities as a director of NAI, a manager of NAIEH and a trustee of the Trust;

(ix) Tyler Korff (“T. Korff”), individually and in his capacities as a director of NAI, a manager of NAIEH and a future trustee of the Trust;

(x) Brandon Korff (“B. Korff”) and Kimberlee Ostheimer (“Ostheimer”), each individually and in his or her capacities as a director of NAI and a manager of NAIEH;

(xi) Thaddeus Jankowski (“Jankowski”), individually and in his capacities as an officer of each of the NAI Entities and a trustee of the Trust; and

(xii) Phyllis Redstone (“P. Redstone”), Norman Jacobs (“Jacobs”) and Leonard Lewin (“Lewin”), each individually and in his or her capacity as a trustee of the Trust.

The individuals and entities listed in (i) through (xii) above are collectively referred to in this Agreement as the “Parties.” The individuals listed in (vii) through (xii) are collectively referred to in this Agreement as the “Additional Parties.” Notwithstanding anything to the contrary in this Agreement, the Additional Parties shall only be bound by the following Sections of this Agreement and not by any other section or provision hereof: Sections 1 (the last paragraph only), 3 and 5 (collectively, the “Additional Parties Sections”); provided, however, that nothing in this provision limits any protections or benefits to which the Additional Parties are entitled under other sections or provisions of this Agreement.

WHEREAS, (i) CBS, NAI and NAIEH and certain other parties entered into that Settlement and Release Agreement, dated September 9, 2018 (the “NAI Settlement Agreement”), providing for, among other things, certain restrictions on actions to be taken with respect to the CBS Board and certain corporate actions to be taken by CBS and (ii) the NAI Settlement Agreement prohibited the NAI Entities and NAI Affiliated Directors (in each case, as defined in the NAI Settlement Agreement) from (A) proposing any CBS/Viacom Merger (as defined in the NAI Settlement Agreement) unless at least two-thirds of the members of the CBS Board who are not affiliated or associated with the NAI Parties (rounded up to the nearest whole number) shall have invited such proposal or (B) approving or consenting to any CBS/Viacom Merger unless at least two-thirds of the members of the CBS Board who are not affiliated or associated with the NAI Parties (rounded up to the nearest whole number) shall have approved such transaction;

WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom entered into that Agreement and Plan of Merger, dated as of August 13, 2019 (the “Merger Agreement”), pursuant to which, among other things, such parties agreed to effect the Merger (as defined in the Merger Agreement), with CBS as the surviving corporation (the “Surviving Corporation”), upon the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, CBS, Viacom, NAI and NAIEH entered into that Support Agreement, dated as of August 13, 2019 (the “NAI Support Agreement”), pursuant to which, among other things, NAI and NAIEH agreed to (i) deliver written consents with respect to at least a majority of the issued and outstanding Class A common stock of CBS adopting and approving the Merger Agreement and (ii) deliver written consents with respect to at least a majority of the issued and outstanding Class A common stock of Viacom adopting and approving the Merger Agreement;

WHEREAS, at least two-thirds of the members of the CBS Board who are not affiliated or associated with the NAI Parties have approved (i) the Merger Agreement, the NAI Support Agreement, the Merger and the other transactions contemplated by the Merger Agreement and the NAI Support Agreement and (ii) the approval of, or consent to, the Merger Agreement, the NAI Support Agreement, the Merger and the other transactions contemplated by the Merger Agreement and the NAI Support Agreement;

WHEREAS, in connection with the Merger, the NAI Settlement Agreement is being amended concurrently with the execution of this Agreement to remove certain restrictions with respect to CBS (such amendment, the “NAI Settlement Agreement Amendment”);

WHEREAS, this Agreement is being entered into as of the date hereof in furtherance of the transactions contemplated by the Merger Agreement and to reflect certain governance arrangements agreed to in connection therewith and shall be effective from and after the Effective Time;

WHEREAS, the CBS Board and the special committee thereof have separately reviewed the terms of this Agreement, and determined that it is in the best interests of CBS and its stockholders, other than the NAI Entities and their respective stockholders, members and subsidiaries, to enter into this Agreement;

WHEREAS, the Viacom Board and the special committee thereof have separately reviewed the terms of this Agreement, and determined that it is in the best interests of Viacom and its stockholders, other than the NAI Entities and their respective stockholders, members and subsidiaries, to enter into this Agreement;

WHEREAS, the board of directors of NAI and the board of managers of NAIEH have each separately reviewed the terms of this Agreement, and determined that it is in the best interests of NAI, NAIEH and their respective stockholders, members and subsidiaries, to enter into this Agreement; and

WHEREAS, the Trustees have separately reviewed the terms of this Agreement and determined that it is in the best interests of all beneficiaries of the Trust.

NOW THEREFORE, in consideration of the foregoing and of the material covenants and agreements of the Parties contained herein, the receipt and sufficiency of which are acknowledged by the undersigned, it is hereby agreed by and among the Parties as follows:

1.	Actions With Respect to the Surviving Corporation Board.

(a) Unless the Surviving Corporation Board determines otherwise with the Requisite Approval, each of the Surviving Corporation and the NAI Entities shall take such actions as may be necessary to ensure that (A) subject to Section 1(a)(B), the Post-Merger Directors shall constitute the only members of the Surviving Corporation Board until the second anniversary of the Closing Date, including by taking all actions necessary to recommend such persons for election to the Surviving Corporation Board and to cause such persons to be elected and/or appointed to the Surviving Corporation Board, and (B) if, at any time prior to the second anniversary of the Closing Date, any member of the Surviving Corporation Board’s service as a director ceases as a result of such director’s removal, death, retirement or resignation or a vacancy exists by virtue of there being fewer than 13 members of the Surviving Corporation Board at the Effective Time, such vacancy shall be filled as follows:

(i) if such individual is an NAI Affiliated Director, by an individual designated by the NAI Entities;

(ii) if such individual is the Chief Executive Officer, such vacancy shall be filled by the new Chief Executive Officer upon appointment by the Surviving Corporation Board; and

(iii) any other vacancy shall be filled by an Unaffiliated Independent Director approved with the Requisite Approval upon the recommendation of the Surviving Corporation’s nominating and governance committee (acting by a majority vote) following customary public company practices.

(b) Each of the NAI Entities agrees that it will not take action that would result in (i) the Surviving Corporation Board being comprised of less than a majority of Unaffiliated Independent Directors, (ii) the Surviving Corporation’s compensation committee or nominating and governance committee not being comprised of all Unaffiliated Independent Directors, or (iii) the Surviving Corporation availing itself of the controlled companies exception under the NYSE listing standards or, if the Surviving Corporation is listed on the Nasdaq Global Select Market, under the Nasdaq Global Select Market listing standards.

(c) Each of the NAI Entities agrees that, unless the Surviving Corporation Board determines otherwise with the Requisite Approval, it will not take any action that would result in the modification, amendment or repeal of, or take any action in contravention of or that conflicts with, (i) from and after the Closing Date until the second anniversary of the Closing Date, (A) Article XI (other than Section 4(d) thereof) or Section 4 of Article IX of the Bylaws, including by adopting or approving (by vote, written consent or otherwise) any amendment to the Charter having such effect or (B) Article V or the last sentence of Section 3 of Article IV of the Charter or (ii) from and after the Closing Date until the fifteen month anniversary of the Closing Date, Section 4(d) of Article XI or Section 14 of Article V of the Bylaws.

The Parties acknowledge that Section 5(g) of this Agreement applies to this Section 1. For the avoidance of doubt, with respect to each action specified above in this Section 1, the NAI Parties shall be obligated to take all lawful steps within their power and authority (including voting and directing the voting of shares of the Surviving Corporation voting stock under their control) to ensure that such action (including the election as directors of the Surviving Corporation Board of persons to be nominated for election as directors of the Surviving Corporation Board) occurs as contemplated by this Section 1. The NAI Parties shall not take any action, by written consent or otherwise, to (i) remove any of the Post-Merger Directors (other than any of the NAI Affiliated Directors) or (ii) increase the size of, or create any additional vacancies on, the Surviving Corporation Board, in the case of each of clauses (i) and (ii), if doing so would be inconsistent with the terms of this Agreement, the Merger Agreement, the Charter or the Bylaws, until the second anniversary of the Closing Date, except with the Requisite Approval.

2.	Extraordinary Transactions.

The NAI Entities acknowledge and affirm they are open to exploring expressions of interest by third parties in potential business combinations or other strategic alternatives. As such, until the second anniversary of the Closing Date, the NAI Entities hereby agree to give good faith consideration to any business combination transaction or other strategic alternative involving the Surviving Corporation that the Unaffiliated Directors determine may be in the best interests of the Surviving Corporation and its stockholders.

3.	Ratification.

(a) To the extent necessary, P. Redstone, SER, Jankowski, Krutick, T. Korff, Andelman, Jacobs and Lewin, in their capacities as current and/or future Trustees of the Trust, hereby agree that entering into this Agreement is consistent with the terms of the Trust and in the best interests of the Trust and its current, contingent and remainder beneficiaries and on that basis enter into this Agreement and ratify the decision of SMR to enter into this Agreement as if it were their own.

(b) SER, T. Korff, Andelman, Krutick, Ostheimer and B. Korff, in their capacities as current and/or future directors of NAI and managers of NAIEH, hereby agree that entering into this Agreement is in the best interests of the NAI Entities.

4.	Effectiveness; Termination.

This Agreement shall become effective at the Effective Time. In the event that the Merger Agreement is terminated prior to the Effective Time in accordance with Section 9.01 thereof, this Agreement shall automatically terminate and be of no further force or effect.

5.	Miscellaneous.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.

(b) This Agreement, the Merger Agreement, the NAI Support Agreement, the Charter, the Bylaws, the NAI Settlement Agreement, the NAI Settlement Agreement Amendment, the Confidentiality Agreement and the Clean Team Agreement (in each case, as defined in the Merger Agreement) and the exhibits and schedules hereto contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters. Each Party acknowledges that it is not entering into this Agreement on the basis of or in reliance upon any promise, representation or warranty other than as explicitly contained in this Agreement.

(c) This Agreement may not be modified or amended, except (i) for any modification or amendment prior to the Closing, by an instrument in writing signed by all of the Parties adversely affected thereby and (ii) for any modification or amendment following the Closing, by an instrument in writing signed by all of the Parties and third party beneficiaries adversely affected thereby (provided that if more than one third party beneficiary is adversely affected in the same manner, then consent of a majority of such third party beneficiaries so affected shall be deemed sufficient to satisfy such requirement); provided that any modification or amendment prior to the second anniversary of the Closing also requires the Requisite Approval; provided, further, that prompt notice of any modification or amendment shall be given to all Parties; provided, further, that this Agreement may be modified or amended, without a need for an instrument in writing signed by any Additional Party (and otherwise without the consent thereof or notice thereto), unless such amendment or modification is to an Additional Parties Section in which case an instrument in writing signed by any Additional Party adversely affected thereby shall be required.

(d) Each Party hereby represents and warrants with respect to itself, himself or herself, that (i) the execution and performance of this Agreement is fully authorized, (ii) with respect to any Party that is a corporation or other entity, the person or persons executing this Agreement have the necessary and appropriate authority to do so, (iii) no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by a Party that has not been obtained in order to execute and perform its obligations under this Agreement and (iv) upon the due execution by the other Parties hereto, this Agreement is a valid, legal, binding and enforceable obligation of such Party. Each Party shall indemnify, defend and hold harmless each other Party from any and all Claims brought against such other Parties arising out of or relating to a breach by such first Party of any representations, warranties or covenants contained in this Agreement. Each of NAI, NAIEH, the Trust, SMR, SER and the Additional Parties hereby represents and warrants with respect to itself, himself or herself that, since September 9, 2018, there have been no amendments or modifications to the beneficial ownership, organizational structure or organizational documents of, or appointments, removals or resignations of any of the managers or trustees, as applicable, of, NAI, NAIEH or the Trust that would, or would reasonably be expected to, impact the ability of such Party to comply with its obligations under the NAI Settlement Agreement or this Agreement or accurately make the representations and warranties set forth herein.

(e) The Parties agree that each Party is entering into this Agreement by its, his or her own free will and not as the result of any undue influence or other unlawful acts by any other Party or any other person or entity.

(f) This Agreement is being entered into between sophisticated parties, each of which or whom has reviewed the Agreement, had the opportunity to discuss it with its, his or her counsel, and is fully knowledgeable about its terms and conditions. The Parties therefore agree that this Agreement shall be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of any of them.

(g) The Parties agree to cooperate in good faith to effect all of the terms of this Agreement. The Parties further agree to execute all papers and documents and to take such other actions as may be necessary and proper to fulfill the terms and conditions of this Agreement. For the avoidance of doubt, the NAI Parties each hereby agrees, to the extent applicable, to (i) vote all shares of stock of NAI held by the Trust to fulfill their respective obligations under this Agreement and against any other action, proposal, agreement or transaction that would cause a breach of their respective obligations under this Agreement and (ii) not commit or agree to take any action or proposal, or take any action (including, without limitation, taking any action by written consent with respect to any shares of the Surviving Corporation voting stock or entering into any transaction or agreement) (A) to amend or otherwise modify the Charter or Bylaws in any manner that contravenes or conflicts with the terms of this Agreement or the Merger Agreement or (B) that would result in a breach of, or otherwise violate, any covenant, representation or warranty or any other obligation or agreement of any NAI Party under this Agreement. NAI shall vote (or cause to be voted) all shares of the Surviving Corporation voting stock held by NAI, NAIEH, any controlled corporate subsidiary or controlled corporate affiliate thereof, or any entity controlled, directly or indirectly, by NAI (excluding any such shares held by the Surviving Corporation and its subsidiaries), to fulfill its respective obligations under this Agreement and against any other action, proposal, agreement or transaction that would breach its obligations under this Agreement. In the event that any NAI Party transfers, directly or indirectly, any securities of NAI or the Surviving Corporation to any affiliate (excluding the Surviving Corporation and its subsidiaries) thereof, such NAI Party, as a condition to any such transfer, shall require such affiliate (excluding the Surviving Corporation and its subsidiaries) to agree in writing to be bound by all of the terms of this Agreement as a NAI Party as such apply to holders of securities of NAI or the Surviving Corporation. The Surviving Corporation hereby agrees to cause all of its subsidiaries to comply with the terms of this Agreement as if such subsidiaries were parties hereto.

(h) The headings in this Agreement have been inserted for reference only. Such headings shall not limit, modify or otherwise affect the terms and provisions hereof. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, and “hereunder”, and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(i) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, any state or federal court within the State of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(j) EACH PARTY HEREBY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(j).

(k) This Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.

(l) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(m) Nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns; provided that the Unaffiliated Independent Directors shall be third party beneficiaries of this Agreement with any three Unaffiliated Independent Directors, acting together, having the right to enforce (i) the provisions hereof against the Parties, (ii) Article XI of the Bylaws and (iii) Article V, Section 1(a) of the Charter. The Surviving Corporation shall provide the resources necessary or advisable for any of the Unaffiliated Independent Directors to bring such an enforcement action, including the authority to retain and terminate outside counsel, experts, consultants or other advisors, and shall advance any fees and expenses incurred by any such group of Unaffiliated Independent Directors in connection with any such enforcement action (including the fees or expenses of any such outside counsel, experts, consultants or other advisors retained by any such group in connection therewith) upon written demand of such group.

(n) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Additional Parties” shall have the meaning set forth in the Preamble;

(ii) “Additional Parties Sections” shall have the meaning set forth in the Preamble;

(iii) “Andelman” shall have the meaning set forth in the Preamble;

(iv) “B. Korff” shall have the meaning set forth in the Preamble;

(v) “Bylaws” shall mean the Amended and Restated Bylaws of the Surviving Corporation;

(vi) “CBS” shall have the meaning set forth in the Preamble;

(vii) “CBS Board” shall mean the board of directors of CBS;

(viii) “CBS Transaction Committee” shall have the meaning set forth in the Merger Agreement;

(ix) “Charter” shall mean the Amended and Restated Certificate of Incorporation of the Surviving Corporation;

(x) “Claim” shall mean any actual or potential claim, counterclaim, action, cause of action in law or in equity, suit, lien, liability, debt due, sum of money, demand, obligation, accounting, damage, punitive damages, loss, cost or expense, and attorneys’ fees of any nature whatsoever, known or unknown, contingent or non-contingent, whether arising under state, federal or other law, or based on common law, statutory law, regulations or otherwise, including, without limitation, any claim based on alleged breach of contract, breach of fiduciary duty, breach of duty of confidentiality, undue influence, incapacity, fraud, fraudulent inducement, negligent misrepresentation, unjust enrichment or other legal duty, legal fault, offense, quasi-offense or any other theory’

(xi) “Closing Date” shall have the meaning set forth in the Merger Agreement;

(xii) “Effective Time” shall have the meaning set forth in the Merger Agreement;

(xiii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;

(xiv) “Initial CBS Director” shall mean each of the initial members of the Surviving Corporation Board designated pursuant to Section 1.06(a)(i) of the Merger Agreement and, in the event any Initial CBS Director ceases to serve as a member of the Surviving Corporation Board, the replacement, if any, thereof who is recommended and approved in accordance with Section 1 and, in connection with such appointment, a majority of the Initial CBS Directors then in office vote in favor of such person becoming an Initial CBS Director (or if there are no such Initial CBS Directors then in office other than as a result of removal in breach of this Agreement, then by 75% of the Unaffiliated Independent Directors);

(xv) “Initial Viacom Director” shall mean each of the initial members of the Surviving Corporation Board designated pursuant to Section 1.06(a)(ii) of the Merger Agreement and, in the event any Initial Viacom Director ceases to serve as a member of the Surviving Corporation Board, the replacement, if any, thereof who is recommended and approved in accordance with Section 1 and, in connection with such appointment, a majority of the Initial Viacom Directors then in office vote in favor of such person becoming an Initial Viacom Director (or if there are no such Initial Viacom Directors then in office other than as a result of removal in breach of this Agreement, then by 75% of the Unaffiliated Independent Directors);

(xvi) “Jacobs” shall have the meaning set forth in the Preamble;

(xvii) “Jankowski” shall have the meaning set forth in the Preamble;

(xviii) “Krutick” shall have the meaning set forth in the Preamble;

(xix) “Lewin” shall have the meaning set forth in the Preamble;

(xx) “Merger Agreement” shall have the meaning set forth in the Recitals;

(xxi) “NAI” shall have the meaning set forth in the Preamble;

(xxii) “NAI Affiliated Directors” shall mean each member of the Surviving Corporation Board affiliated or associated (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) with any of the NAI Entities; provided, that for the avoidance of doubt, (x) Robert N. Klieger shall constitute an NAI Affiliated Director for purposes of this Agreement and (y) any director who is appointed pursuant to Section 1(a)(i) shall constitute an NAI Affiliated Director for purposes of this Agreement;

(xxiii) “NAI Entities” shall mean, collectively, NAI and NAIEH;

(xxiv) “NAI Parties” shall mean, collectively, SMR, SER, the NAI Entities, the Trust and the other Trustees;

(xxv) “NAI Settlement Agreement” shall have the meaning set forth in the Recitals;

(xxvi) “NAI Settlement Agreement Amendment” shall have the meaning set forth in the Recitals;

(xxvii) “NAI Support Agreement” shall have the meaning set forth in the Recitals;

(xxviii) “NAIEH” shall have the meaning set forth in the Preamble;

(xxix) “P. Redstone” shall have the meaning set forth in the Preamble;

(xxx) “Parties” shall have the meaning set forth in the Preamble;

(xxxi) “Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity;

(xxxii) “Post-Merger Directors” shall mean the persons who are members of the Surviving Corporation Board at the Effective Time in accordance with the Merger Agreement or who otherwise become members of the Surviving Corporation Board in accordance with this Agreement;

(xxxiii) “Requisite Approval” shall mean approval by the Surviving Corporation Board, which approval includes approval by at least (A) a majority of the Unaffiliated Independent Directors then in office, (B) two of the Initial CBS Directors then in office and (C) two of the Initial Viacom Directors then in office;

(xxxiv) “SEC” shall mean the Securities & Exchange Commission;

(xxxv) “SER” shall have the meaning set forth in the Preamble;

(xxxvi) “SMR” shall have the meaning set forth in the Preamble;

(xxxvii) “Surviving Corporation” shall have the meaning set forth in the Recitals;

(xxxviii) “Surviving Corporation Board” shall mean the board of directors of the Surviving Corporation;

(xxxix) “T. Korff” shall have the meaning set forth in the Preamble;

(xl) “Trust” shall have the meaning set forth in the Preamble;

(xli) “Trustees” shall mean SMR, SER, T. Korff, Andelman, Krutick, Jankowski, P. Redstone, Jacobs and Lewin;

(xlii) “Unaffiliated Director” shall mean any member of the Surviving Corporation Board who is not affiliated or associated (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) with the NAI Parties; provided, however, that for the avoidance of doubt, (x) neither Robert N. Klieger nor any NAI Affiliated Director shall constitute an Unaffiliated Director for purposes of this Agreement and (y) any director who filled a vacancy pursuant to the proviso of Section 2(c) of Article XI of the Bylaws shall not constitute an Unaffiliated Director for purposes of this Agreement;

(xliii) “Unaffiliated Independent Director” shall mean any member of the Surviving Corporation Board (A) who is not affiliated or associated (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) with the NAI Parties and (B) who is “independent” under applicable stock exchange and SEC rules; provided, however, that for the avoidance of doubt, (x) neither Robert N. Klieger nor any NAI Affiliated Director shall constitute an Unaffiliated Independent Director for purposes of this Agreement and (y) any director who filled a vacancy pursuant to the proviso of Section 2(c) of Article XI of the Bylaws shall not constitute an Unaffiliated Independent Director for purposes of this Agreement;

(xliv) “Viacom” shall have the meaning set forth in the Preamble;

(xlv) “Viacom Board” shall mean the board of directors of Viacom; and

(xlvi) “Viacom Transaction Committee” shall have the meaning set forth in the Merger Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date set forth above.

CBS CORPORATION

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: President and Acting Chief Executive Officer

VIACOM INC.

By:	/s/ Robert M. Bakish
Name: Robert M. Bakish
Title: President & Chief Executive Officer

[Signature Page to Governance Agreement]

NATIONAL AMUSEMENTS, INC.

By:	/s/ Thaddeus Jankowski
Name: Thaddeus Jankowski
Title: Vice President

NAI ENTERTAINMENT HOLDINGS LLC

By:	/s/ Thaddeus Jankowski
Name: Thaddeus Jankowski
Title: Vice President

/s/ Sumner M. Redstone

Sumner M. Redstone, individually, on behalf of his unborn and unascertained descendants and in his capacities as Chairman Emeritus of CBS, Chairman Emeritus of Viacom, an officer, director and, through the Trust, direct or indirect stockholder of NAI, an officer, manager and, through the Trust, direct or indirect member of NAIEH and settlor, beneficiary and trustee of the Trust

/s/ Shari E. Redstone

Shari E. Redstone, individually, on behalf of her unborn and unascertained descendants and in her capacities as a director and Non-Executive Vice Chair of CBS, director and Non-Executive Vice Chair of Viacom, an officer, director and, through a trust, direct or indirect stockholder of NAI and an officer and manager of NAIEH and future trustee of the Trust

/s/ David R. Andelman

David R. Andelman, individually, and in his capacities as a trustee of the Trust, a director of NAI and manager of NAIEH (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

[Signature Page to Governance Agreement]

/s/ Jill Krutick

Jill Krutick, individually, and in her capacities as a trustee of the Trust, a director of NAI and manager of NAIEH (obligating herself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to her)

/s/ Tyler Korff

Tyler Korff, individually and in his capacities as a future trustee of the Trust, a director of NAI and a manager of NAIEH (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

/s/ Brandon Korff

Brandon Korff, individually and in his capacity as a director of NAI and a manager of NAIEH (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

/s/ Kimberlee Korff Ostheimer

Kimberlee Korff Ostheimer, individually and in her capacity as a director of NAI and a manager of NAIEH (obligating herself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to her)

/s/ Thaddeus Jankowski

Thaddeus Jankowski, individually, and in his capacities as a trustee of the Trust and officer of NAI and NAIEH (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

[Signature Page to Governance Agreement]

/s/ Phyllis Redstone

Phyllis Redstone, individually, and in her capacity as a trustee of the Trust (obligating herself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to her)

/s/ Norman Jacobs

Norman Jacobs, individually, and in his capacity as a trustee of the Trust (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

/s/ Leonard Lewin

Leonard Lewin, individually, and in his capacity as a trustee of the Trust (obligating himself only as provided in the Additional Parties Sections, but subject to the protections and benefits of all other sections of the Agreement applicable to him)

[Signature Page to Governance Agreement]